CHIRON INVESTMENT MANAGEMENT

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                                 CODE OF ETHICS

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                       INITIALLY ADOPTED NOVEMBER 2, 2015

CODE OF ETHICS ............................................................    2
   Section I. General .....................................................    2
   Section II. Standard of Conduct ........................................    2
   Section III. Reporting Violations ......................................    3
   Section IV. Definitions of Access Person and Investment Personnel           3
   Section V. General Principles Regarding Securities Transactions of
              Supervised Persons ..........................................    4
   Section VI. Annual Review ..............................................    9
   Section VII. Reports of Material Changes to the Code ...................   10
   Section VIII. Retention of Records .....................................   10
   Section IX. Notices ....................................................   10
   Section X Review .......................................................   11
   Section XI Disclosure ..................................................   11
STATEMENT ON INSIDER TRADING ..............................................   12
   Section XII. Background ................................................   12
   Section XIII. Statement of Firm Policy .................................   12
   Section XIV. Procedures To Implement Statement .........................   14
Rumors and Manipulative Trading Practices .................................   15
   Section XV. Rumors .....................................................   15
   Section XVI. Manipulative Trading Practices ............................   15
Appendix A ................................................................   16
EXHIBIT A .................................................................   18
EXHIBIT B .................................................................   19
Exhibit B-1 ...............................................................   21
EXHIBIT C .................................................................   23
Exhibit D .................................................................   25
EXHIBIT E .................................................................   26

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                                 CODE OF ETHICS
                          CHIRON INVESTMENT MANAGEMENT

SECTION I. GENERAL

     In compliance with Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940. Chiron Investment Management ("Chiron") has adopted this Code of Ethics (the "Code of Ethics" or the "Code") in order to establish the standard of conduct expected of all Supervised Persons in light of Chiron's duties to its Clients. It also establishes reporting and other requirements for personal securities transactions. The Chief Compliance Officer (the "CCO") may designate such deputy compliance officers or compliance analysts as the CCO may deem necessary or appropriate to fulfill the responsibilities of the CCO under this Code of Ethics.

     The term "Supervised Person" includes (i) any partner, member, officer, director (or other person occupying a similar status or performing similar functions) or employee of Chiron and (ii) any other person who provides investment advice on behalf of Chiron and is subject to Chiron's supervision and control. Certain persons who Chiron retains as "consultants" may be Supervised Persons. Supervised Persons are sometimes referred to as "employees." (1)

     No person covered by this Code shall engage in any act, practice or course of conduct, which would violate the provisions of the federal and state securities laws. ANY VIOLATION OF THE CODE, INCLUDING ENGAGING IN A PROHIBITED TRANSACTION OR FAILING TO FILE REQUIRED REPORTS, MAY RESULT IN DISCIPLINARY ACTION INCLUDING, BUT NOT LIMITED TO, SUSPENSION OF PERSONAL TRADING PRIVILEGES, DISGORGEMENT OF PROFITS, PAYMENT OF A FINE, CENSURE AND, WHEN APPROPRIATE, SUSPENSION OR TERMINATION OF EMPLOYMENT AND/OR REFERRAL TO APPROPRIATE GOVERNMENTAL AGENCIES. ACCESS PERSONS (DEFINED BELOW) SHOULD BE AWARE THAT THEY MAY BE HELD PERSONALLY LIABLE FOR ANY IMPROPER OR ILLEGAL ACTIVITIES THEY COMMIT DURING THE COURSE OF THEIR EMPLOYMENT, AND MAY BE SUBJECT TO CIVIL PENALTIES SUCH AS FINES, REGULATORY SANCTIONS, INCLUDING SUSPENSION, AS WELL AS CRIMINAL PENALTIES.

     To the extent applicable, this Code of Ethics adopts the defined terms (if not otherwise defined herein), provisions and restrictions of Chiron's Compliance Manual.

SECTION II. STANDARD OF CONDUCT

     This Code is based on the principle that the officers, directors, members and employees of Chiron have a fiduciary duty to place the interests of its Clients first, to conduct all personal securities transactions consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility, and to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of any advisory Client or otherwise take unfair


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(1) Certain temporary employees of the Firm and certain independent consultants also may be subject, in certain circumstances, to some or all of the provisions of this Code of Ethics, in the discretion of and to the extent determined by the Chief Compliance Officer. Any such person is included in the terms "Employee" or "you" with respect to any applicable provisions of this Code of Ethics.

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advantage of their relationship to any advisory Client. Persons covered by this
Code must adhere to this general principle as well as comply with the specific provisions of this Code. Persons covered by this Code, including Supervised Persons, are required to comply with all federal securities laws.

     All Supervised Persons are expected to be familiar and comply with the laws and regulations applicable to their day-to-day responsibilities, including U.S. federal securities laws and regulations. If a Supervised Person has any question with respect to any such law or regulation, he or she should consult this Code, the Compliance Manual or the CCO. While the CCO is a resource, she is not giving legal advice, and any authorization which may be granted for trading under the Code does not assure compliance with the totality of the Code.

SECTION III. REPORTING VIOLATIONS

     Each Supervised Person is required by law to promptly notify the CCO in the event such Supervised Person knows or has reason to believe that such Supervised Person (himself/herself) or any other Supervised Person has violated any provision of this Code.

     Chiron is committed to fostering a culture of compliance. Chiron therefore urges any employee to contact the CCO for any reason. No employee will be penalized and their status at Chiron will not be jeopardized by communicating with the CCO. Reports of violations or suspected violations also may be submitted anonymously to the CCO. Any retaliatory action taken against any person who reports a violation or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal.

     If a Supervised Person knows or has reason to believe that the CCO has violated any provision of this Code, such Supervised Person must promptly notify the Chief Executive Officer, and is not required to so notify the CCO.

     The CCO is Kristen Richards and may be contacted via email at Kristen.Richards@chironim.com.

SECTION IV. DEFINITIONS OF ACCESS PERSON

     In order to avoid actual and perceived conflicts of interests with Clients as well as the laws relating to insider trading, Chiron has adopted a strict personal securities transactions policy. This Policy governs any investment by an "Access Person" in securities, including any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, futures, other derivative products and interests in privately placed offerings, limited partnerships and other entities, for which the Access Person has direct or indirect beneficial ownership. See Appendix A for a complete definition description of beneficial ownership.

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     The following Supervised Persons are "ACCESS PERSONS":

     A. All of the elected managers and officers of Chiron and the elected managers, members of the Board and other officers of Chiron Global Investors, LLC, the parent company of Chiron and their immediate family(2); and

     B. Any Supervised Person:

     1) Who has access to non-public information regarding any Client's investment or purchase or sale of securities; or

          2) Who is involved in making investment or securities recommendations to Clients, or who has access to such recommendations that are non-public.

     Except as otherwise noted, Chiron's restrictions on personal investment transactions apply to all Access Persons. Currently, every Supervised Person is deemed to be an Access Person.

     Advisors to Chiron ("Chiron Advisors") includes any natural person or entity that serves in the limited capacity of an advisory role to Chiron. Such Chiron Advisors may be members of certain Chiron Committees and receive general information regarding Chiron Clients and the strategies being employed by Chiron for its Clients, however, Chiron Advisors will not receive information regarding day to day trading in the Client portfolios. To date, Chiron deems the Chairman and Vice-Chairman to be Chiron Advisors. All other Access Persons are deemed to be Chiron Employees.

SECTION V. GENERAL PRINCIPLES REGARDING SECURITIES TRANSACTIONS OF SUPERVISED PERSONS

     No Supervised Person may engage in a transaction in a security that is also the subject of a transaction by a Client if such Supervised Person's transaction would disadvantage or appear to disadvantage the Client. The following specific restrictions apply to all trading activity by Supervised Persons:

     A.   PRE-CLEARANCE PROCEDURES

     Each Access Person must obtain pre-clearance for any personal investment transaction in (1) any security or instrument, including initial public offerings, limited offerings, private placement investments and (2) any other security or other product that the CCO has designated as a pre-clearance security or product (together, a "PRE-CLEARANCE SECURITY"). Chiron Advisors are exempt from the pre-clearance requirements for specified securities/instruments.

     An Access Person must obtain pre-clearance for all Pre-clearance Security transactions, including the writing of an option to purchase or sell a Pre-clearance Security, by completing and signing the Pre-clearance Form provided for that purpose by Chiron and by obtaining the signature of the CCO and the CIO (electronic signature and/or email submission is permissible). An Access Person will be required to make certain certifications each time he or she trades a Pre-clearance Security, including that he or she has no knowledge



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(2) Chiron reserves the right to exclude persons who otherwise meet the definition; for example, such person is not involved in Chiron on a regular basis, does not have access to the trade blotter of Chiron, etc. The Board of Managers of Chiron shall make this determination in each case after consulting with the CCO.

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that would violate the General Principles set forth above. A sample copy of the
Pre-clearance Form, for publicly traded securities, is attached as EXHIBIT A.

     Pre-clearance will be given on the day an Access Person requests it, under normal circumstances. For publicly traded securities (other than an initial public offering or scheduled secondary/limited offerings), an Access Person must complete the approved securities transaction by the end of the second business day after which he or she obtains the approval. If the transaction is not completed within this time period, such Access Person must obtain a new pre-clearance, including one for any uncompleted portion of the transaction.

     Pre-clearance is required for any transaction in a security or instrument including a hedge fund, limited offering, initial public offering (Exhibit B) or private placement investment (Exhibit B-1). An additional Pre-clearance is not required for a reinvestment in a private placement for which approval has been granted. However, such transaction is required to be reported on a quarterly basis under Section E.1.

     Currency transactions and trades, including currency exchange contracts, are not required to be pre-cleared, however such trades are subject to the reporting requirements set forth in this Code.

     The CCO and/or CIO may refuse to pre-clear a transaction if either deems the transaction to involve a conflict of interest, possible diversion of investment opportunity or an appearance of impropriety.

1) For Chiron Advisors, only, the following transactions are exceptions from the pre-clearance requirements, however such transactions are subject to the reporting requirements set forth in this Code:

     o Publicly traded equities which are deemed to be large-cap companies, large-cap is defined as $10 billion or greater capitalization

     o Eligible Exchange-Traded Funds ("Eligible ETFs"), an Eligible ETF maintains fifty (50) or more underlying holdings

     o    All fixed-income/debt/lending transactions

     o    Hedge Funds/Private Equity Funds/Venture Capital Funds

     POST-TRANSACTION APPROVAL IS NOT PERMITTED. If Chiron determines that an Access Person completed a trade before approval or after the clearance window expires, such Access Person will be considered to be in violation of this Code. After the first such violation, the Access Person will typically receive a warning. Upon the second such violation, a seven (7)-day trading suspension will typically be imposed on the Access Person's personal trading privileges. If any additional violations occur, the sanctions to be imposed will be determined by the CCO and others as considered necessary at that time.

     B.   PROHIBITED ACTIONS AND TRANSACTIONS

CLEARANCE WILL NOT BE GRANTED UNDER SECTION A WITH RESPECT TO THE FOLLOWING PROHIBITED ACTIONS AND TRANSACTIONS. ENGAGING IN ANY SUCH ACTIONS OR TRANSACTIONS BY ACCESS PERSONS WILL RESULT IN SANCTIONS, INCLUDING BUT NOT LIMITED TO, THE SANCTIONS EXPRESSLY PROVIDED FOR IN SECTION A.

1) Any transaction in a security in anticipation of an order from or on behalf of a Client (front running) is prohibited;

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2) Any transaction of a security included on the Restricted List of issuers maintained by Chiron is prohibited. Chiron's "Restricted List" shall include the name of any company as to which one or more individuals at Chiron may have material information which has not been publicly disclosed, as well as any securities which are deemed to be 'restricted' by the CCO;

3) Any transaction in a security which the Access Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale, by or on behalf of a Client is prohibited until the Client's transaction has been completed or consideration of such transaction is abandoned, including any security for which a pending buy or sell open order exists on the trading desk/blotter for any Client, without regard to the knowledge of the Access Person;

The securities/trades identified in Section V.A.1 executed by Chiron Advisors are exempt from Sections V. B.
4-6;

4) Any transaction in a security during the period which begins five (5) business days before and ends five (5) business days after any Client has traded in that security;

5) Any short selling or option trading that is economically opposite any pending transaction for any Client is prohibited;

6) Any transaction in a security that would result in such Access Person profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) security within 60 calendar days; and

7) All other transactions (including securities to be acquired in an Private Placement, Limited Offering or Initial Public Offering (IPO)), other than certain Exceptions described below, must be pre-cleared by the CCO and the CIO.

     a) Pursuant to Section B.3, if a Client is trading/participating in an IPO, a Chiron Employee's request to trade/participate in the same IPO will be denied;

     b) Pursuant to Section B.3, if a Client is trading/participating in an IPO, a Chiron Advisor's request to trade/participate in the same IPO may or may not be approved, subject to factors of the specific IPO, including size, name, etc.

     c) Chiron Advisors must pre-clear an investment in a private placement/private equity IF the investment is within twelve (12) months of a potential IPO. Factors to be considered for pre-clearance requests that meet this criteria include, but are not limited to, the structure of the investment, will the holding of the Chiron Advisor be held in a structure/account over which the Chiron Advisor does not have control, will the investment be subject to a lock-up period.

          Chiron, its employees and related persons may not knowingly buy or sell securities from or to Clients of Chiron. Chiron, its employees and related persons are not permitted to "front-run" or self-deal to the disadvantage of a Client. A related person may be a husband, wife, domestic partner, minor child or a relative sharing the same house, as well as any person for whom an employee provides material support.

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          No Access Person may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest, products that are, at that time, restricted by the CCO, without review of the transaction by the CCO.

     C.   TRADING RESTRICTIONS

          In addition to the more general restrictions discussed above, Chiron has adopted other restrictions on personal investment transactions.

          Without approval from the CCO and CIO, no Access Person may, for his or her own account or for any account in which he or she may have a beneficial interest:

1) Purchase or sell, directly or indirectly, any security that is subject to firm-wide restriction because of, for example, the possession of material non-public information;

2) Buy or sell based upon, or while in possession of, material non-public information regarding the issuer or security; and

3) Buy or Sell any Pre-clearance Securities without pre-clearance approval.

     D.   EXEMPT SECURITIES OR TRANSACTIONS

     The following securities and any associated transactions are exempt from the pre-clearance and reporting requirements ("EXEMPT SECURITIES"):

1) Direct Obligations of the U.S. Government (I.E., treasury securities);

2) Bank Certificates of Deposit;

3) Bankers' Acceptances;

4) Commercial Paper;

5) High quality short-term debt obligations, including repurchase agreements;

6) Shares issued by registered money market funds;

7) Shares issued by open-end investment companies (I.E., mutual funds). However, transactions in Reportable Funds, funds for which Chiron serves as an Investment Adviser, (i.e., Chiron Capital Allocation Fund), must be reported to Compliance;

8)  529 Plans/Qualified Tuition Plans

9) Shares issued by unit investments trusts that are invested exclusively in one or more open-end funds;


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10) Securities purchased through an automatic dividend reinvestment plan;

11) Purchase of securities by exercise of rights issued to the holders of a class of securities pro rata, to the extent they are issued with respect to securities for which an Access Person has beneficial ownership;

12) Acquisitions or dispositions of securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities for which an Access Person has beneficial ownership;

13) Securities purchased or sold in an account for which an Access Person has beneficial ownership, and for which the Access Person, via a written contract, has granted complete discretionary authority to an independent third party. See Exhibit E.

14) Such other classes of transactions as may be exempted from time to time by the CCO based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisors Act; and

15) All other securities are Covered Securities ("Covered Securities).

     E.   REPORTING OF TRANSACTIONS

1) QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORTS

          All Access Persons must file with the CCO a Personal Securities Transactions Report by the 30th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. In each Personal Securities Transactions Report, the Access Person must report all personal investment transactions in which he or she has a beneficial interest and which were transacted during the quarter, other than those in Exempt Securities or via Exempt Transactions. As well, each Access Person must also report all accounts opened and/or closed during the quarter.

          Every Access Person must file a Personal Securities Transactions Report when due even if such person made no purchases or sales of securities during the period covered by the report. An Access Person is charged with the responsibility for making the Personal Securities Transactions Reports. Any effort by the CCO to facilitate the reporting process does not change or alter that responsibility. The Personal Securities Transactions Report must be on the form provided by Chiron. A sample of Chiron's form as of this date is attached as EXHIBIT C. Since the form may change over time, an Access Person should ask the CCO for a copy of the current form.

          In lieu of filing such a Personal Securities Transactions Report, an Access Person may arrange for all the brokerage firms at which the Access Person maintains an account in which he or she has a beneficial interest to supply to Chiron, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements which state the name of his or her account and account number. Any securities transactions (other than those in Exempt Securities or via Exempt Transactions) that are not reported on such account statements must be reported on a Personal Securities Transactions Report.

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          An Access Person should provide a list using the form attached as
EXHIBIT D of all of his or her brokerage accounts to the CCO. AN ACCESS PERSON IS RESPONSIBLE FOR UPDATING THIS FORM WITHIN 10 (TEN) DAYS OF OPENING A NEW BROKERAGE ACCOUNT.

          PLEASE NOTE: The CCO may request more detailed information concerning any Personal Securities Transaction Reports, brokerage statements and/or confirmations and/or Annual Holding Reports supplied to the CCO (in abstract form or otherwise) should the CCO believe that such holding, purchase or sale may indicate a potential concern to the obligations of Chiron as set forth in this Code of Ethics, the Compliance Manual and/or any Exhibit hereto. Each Access Person shall comply with any such request of the CCO.

2) CERTAIN EXCEPTIONS

     Quarterly Reports need not be filed with respect to:

     a) Transactions in an account over which the Access Person has no direct or indirect influence or control (i.e., those done through a managed account or blind trust, see EXHIBIT E for further information required if an account meets this exception);

     b) Transactions that are reported on broker trade confirmations or account statements that are provided to Chiron no later than 30 days after the end of the applicable calendar quarter; and

     c) An "automatic investment plan" is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.


3) ANNUAL HOLDINGS REPORT

          All Access Persons must also complete an annual holdings report due no later than 45 days after the completion of each calendar year (the "ANNUAL HOLDINGS REPORT"). This Annual Holdings Report must include a listing of all securities in which an Access Person has a beneficial interest as of the 45 days preceding the filing date of the report, other than Exempt Securities. New Access Persons must provide an Annual Holdings Report within ten (10) business days of the commencement of such person's employment or becoming classified an Access Person. A sample of Chiron's form is attached as EXHIBIT D.

SECTION VI. ANNUAL REVIEW

          Pursuant to Rule 17j-1(c)(2)(ii) under the Investment Company Act of 1940, with respect to any Client that is an investment company registered under the Investment Company Act, Chiron will, no less frequently than annually, furnish to each such investment company's board of directors/trustees a written report that (i) describes any issues arising under this Code or procedures since the last report to the board, including but not limited to information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that Chiron has adopted procedures reasonably necessary to prevent its Supervised Persons from violating this and Code.

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SECTION VII. REPORTS OF MATERIAL CHANGES TO THE CODE

          Within a reasonable period of time of making any material change to this Code, but in no event longer than six months after making a material change, the CCO or a designee will report to the directors/trustees of each investment company that is a Client, the nature of such changes.

SECTION VIII. RETENTION OF RECORDS

A. The CCO will maintain, for a period of six (6) years unless specified in further detail below, the records listed below. The records will be maintained at Chiron's principal place of business in an easily accessible but secure place, including via electronic methods as more fully described in the Compliance Manual.

1) A record of the names of persons who are currently, or within the past six years were, Supervised Persons of Chiron, subject to this Code during that period, as well as the persons required to review related reports, must be maintained in an easily accessible place;

2) The initial and annual Certificate of Compliance signed by all persons subject to this Code acknowledging receipt of copies of such Code and acknowledging they are subject to it and will comply with its terms. All such Certificates of each Supervised Person must be kept for six years after the individual ceases to be a Supervised Person;

3) A copy of each Code that has been in effect at any time during the six (6) year period, must be maintained in an easily accessible place;

4) A copy of each report made by a Supervised Person pursuant to this and Code, including any broker trade confirmations or account statements that were submitted in lieu of such persons' quarterly transaction reports must be maintained for at least six years, the first two years in an easily accessible place;

5) A record of all known violations of the Code and of any actions taken as a result thereof, regardless of when such violations were committed, must be maintained in an easily accessible place for at least six years;

6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an Initial Public Offering, Private Placement or Limited Offering by Supervised Persons, must be maintained for at least six (6) years after the approval is granted; and

7) A record of all reports made by the CCO related to this Code, including, but not limited to, each report required by paragraph (c)(2)(ii) of Rule 17j-1 under the Investment Company Act must be maintained for at least six (6) years after the report is made, the first two years in an easily accessible place.

SECTION IX. NOTICES

          For purposes of this Code, all notices, reports, requests for clearance, questions, contacts or other communications to the CCO shall be considered delivered if given to the CCO.

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          The CCO is Kristen Richards and her contact information is
Kristen.Richards@chironim.com.

SECTION X REVIEW

          This Code shall be reviewed by the CCO on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to Chiron or Supervised Persons. Supervised Persons are encouraged to contact the CCO with any comments, questions or suggestions regarding implementation or improvement of the Code.

SECTION XI DISCLOSURE

          Each registered investment adviser is required to describe its Code of Ethics in its Form ADV Part 2 and, upon request, to furnish current or potential Clients with a copy of the Code of Ethics. Chiron will comply with this requirement, as required.

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

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                          STATEMENT ON INSIDER TRADING

SECTION XII. BACKGROUND

          Insider trading - trading securities while in possession of material, non-public information or improperly communicating such information to others may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $5,000,000 and/or 20 years' imprisonment. The Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person found to have engaged in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

          Regardless of whether a federal inquiry occurs, Chiron views seriously any violation of the Statement on Insider Trading (the "STATEMENT"). Any such violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

          The law of insider trading is complex; a Supervised Person legitimately may be uncertain about the application of the Statement in a particular circumstance. Supervised Persons should direct any questions relating to the Statement to the CCO. A Supervised Person must also notify the CCO immediately if he or she knows or has reason to believe that a violation of the Statement has occurred or is about to occur.

SECTION XIII. STATEMENT OF FIRM POLICY

          Buying or selling securities on the basis of material non-public information is prohibited. This would include purchasing or selling (i) for a Supervised Person's own account or one in which the Supervised Person has direct or indirect influence or control, or (ii) for the account of a Client. If any Supervised Person is uncertain as to whether information is "material" or "non-public," such person should consult the CCO.

          Disclosing material, non-public information to inappropriate personnel, whether or not for consideration (I.E., tipping) is prohibited. Material, non-public information must be disseminated on a "need to know basis" only to appropriate personnel. This would include any confidential discussions between the issuer and personnel of Chiron. The CCO should be consulted if a question arises as to who may be an appropriate or inappropriate recipient of material, non-public information.

          Assisting anyone transacting business on the basis of material, non-public information through a third party is prohibited. The following summarizes principles important to this Statement:

1) What is "Material" Information?

          Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information of which disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine whether information is material; assessments of materiality involve highly fact specific inquiries. Supervised Persons should direct any questions regarding the materiality of information to the CCO.

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          Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information may also relate to the market for a security. Information about a significant order to purchase or sell securities, in some contexts, may be deemed material; similarly, pre-publication information regarding reports in the financial press may also be deemed material.

2) What is "Non-public" Information?

          Information is "non-public" until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones "tape" or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely.

3) Identifying Insider Information:

          Before executing any trade for oneself or others, including any Clients, a Supervised Person must determine whether he or she has access to material, non-public information. If a Supervised Person believes he or she might have access to material, non-public information, he or she should take the following steps:

     a) Immediately alert the CCO, so that the applicable issuer/security may be placed on the Restricted List if appropriate;

     b) Do not purchase or sell the securities on his or her behalf or for others, including any Clients; and

     c) Do not communicate the information inside or outside of Chiron, other than to the CCO.

          The CCO will review the issue, determine whether the information is material and non-public, and, if so, what action Chiron should take.

4) Contacts With Public Companies; Tender Offers

          Contacts with public companies represent part of Chiron's research efforts and Chiron may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues may arise, however, when a Supervised Person, in the course of these contacts, becomes aware of material, non-public information. For example, a company's chief financial officer could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors. In such situations, Chiron must make a judgment about its further conduct. To protect oneself, Clients, and Chiron itself, a Supervised Person should immediately contact the CCO if he or she believes he or she may have received material, non-public information.

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

          Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary movement in the price of the target company's securities. Second, the Commission has adopted a rule expressly forbidding trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the company making the tender offer, the target company, or anyone acting on behalf of either. Supervised Persons must exercise particular caution any time that they become aware of non-public information relating to a tender offer.

SECTION XIV. PROCEDURES TO IMPLEMENT STATEMENT

A. All Supervised Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or inadvertently occur. In this regard, all Supervised Persons are responsible for:

1) Reading, understanding and consenting to comply with the insider trading policies contained in this Statement. (Supervised Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Code);

2) Ensuring that no trading occurs for their account, for any account over which they have direct or indirect influence or control, for any Client's account, or in securities for which they have material, non-public information;

3) Not disclosing insider information obtained from any source whatsoever to inappropriate persons.
Disclosure to family, friends or acquaintances will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;

4) Consulting the CCO when questions arise regarding insider trading or when potential violations of the Statement are suspected;

5) Advising the CCO of all outside activities, directorships, or major ownership (over 5%) in a public company. No Supervised Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee, officer or director without prior written consent of the CCO (Exhibit C to Chiron's Compliance Manual);

6) Being aware of, and monitoring, any Clients who are shareholders, directors, and/or senior officers of public companies. Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the CCO; and

7) Preventing accidental dissemination of material non-public information, by adhering to the following guidelines:

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

a) Inform management when unauthorized personnel enter the premises;

b) Lock doors at all times in areas that have confidential and secure files;

c) Refrain from discussing sensitive information in public areas;

d) Refrain from leaving confidential information on message devices;

e) Maintain control of sensitive documents including hand-outs and copies intended for internal dissemination only;

f) Ensure that faxes and e-mail messages containing sensitive information are properly sent, and confirm that the recipient has received the intended message; and

g) Do not allow passwords to be given to unauthorized personnel.

                   RUMORS AND MANIPULATIVE TRADING PRACTICES

SECTION XV. RUMORS

          Supervised Persons are prohibited from circulating false rumors and rumors of a sensational character that reasonably may be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity. Intentionally creating, passing or using false rumors may violate the antifraud provisions of Federal Securities Laws, and such conduct is contradictory to this Code, as well as Chiron's expectations regarding appropriate behavior of its Supervised Persons.

          Unsubstantiated information published in a newspaper or announced on radio or television, however, may be repeated only after approval from the CCO is obtained, and if the source and the unsubstantiated nature of the information are disclosed. Please consult with the CCO if you have questions regarding the appropriateness of any communications.

SECTION XVI. MANIPULATIVE TRADING PRACTICES

          Section 9(a)(2) of the Securities and Exchange Act of 1934 ("Exchange Act") and Rule 10b-5 thereunder make it unlawful for any person, acting alone or with others, to trade any security in order to create actual or apparent active trading in such security, or raise or depress the price of the security.

          Supervised Persons are prohibited from engaging in actual or apparent trading in a security for the purpose of (i) inducing the purchase or sale of such security by others; or (ii) causing the price of a security to move up or down. The Exchange Act does not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

          The CCO will monitor Client and employee trading for any suspected breaches of Section 9(a)(2) or Rule 10b-5.

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Code of Ethics                                              Amended January 2017
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

                                   APPENDIX A
                             "Beneficial Ownership"

For purposes of this Code, Beneficial Ownership has the same meaning as that set forth in Rule 16(a)-1(a)(2) under the Securities and Exchange Act of 1934. In general, a "beneficial owner" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship (such as, for example, with that person's spouse, domestic partner, children or other close familial relationship), agreement or otherwise, has or shares any direct or indirect pecuniary interest, and by reason of which such Access Person should be regarded at the true owner, although such securities/instruments/interests ("Security" or "Securities") may not be registered or standing on the books of the issuer in the name of the Access Person.

The existence of Beneficial Ownership is clear in certain situations, such as: securities held in street name by brokers for an Access Person's account, bearer securities held by an Access Person, securities held by custodians, pledged securities and securities held by relatives or others for an Access Person. An Access Person is also considered the beneficial owner of securities held by certain family members. The SEC has indicated that an individual is considered the beneficial owner of securities owned by such individual's Immediate Family. The Immediate Family member's ownership of the securities may be direct (i.e., in the name of the family member) or indirect.

For example, Securities held:

     (i) For an individual's benefit in the names of others, such as nominees, trustees and other fiduciaries;

    (ii)  By any partnership of which an individual is a partner; and

   (iii) By any corporation which is controlled by an individual (directly or through intermediaries), would be deemed to be Beneficially Owned by said individual.

Similarly, an individual obtains benefits equivalent to ownership from, and thus is generally regarded as the Beneficial Owner of, Securities:

     (i) Held in the name of a spouse, a minor child or a relative of the person or spouse; and

    (ii) Where income derived from those Securities is applied to maintain a common home or to meet expenses that the person would otherwise meet from other sources.

Interests that confer Beneficial Ownership of a Security include having or sharing with another:

     (i) Voting power, including the power to vote or to direct the voting of the Security; and/or

    (ii) Investment power, including the power to dispose or to direct the disposition of such Security.

An individual is also deemed to be the Beneficial Owner of Securities that such individual has the right to acquire Beneficial Ownership of:

     (i) Through the exercise of an option, warrant or right (including options traded on options exchanges) exercisable within 60 days;

    (ii) Through the conversion of Securities that are immediately convertible or will become convertible within 60 days;

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

   (iii) Pursuant to the automatic termination within 60 days of a trust, discretionary account or similar arrangement.

In addition, Beneficial Ownership is conferred if voting or investment power is shared with one or more other persons and, therefore, the same shares of stock may be deemed Beneficially Owned by a number of persons.

The SEC regards Securities held in trust for others as Beneficially Owned by the trustee if the trustee has or shares voting or investment power with respect to such Securities.

IMMEDIATE FAMILY of an individual means any of the following persons who reside in the same household as the individual, or for which the individual provides or contributes in an meaningful way to the daily living expenses:

Child           grandparent        son-in-law
Stepchild       spouse             daughter-in-law
Grandchild      sibling            brother-in-law
Parent          mother-in-law      sister-in-law
Stepparent      father-in-law      domestic partner

Immediate Family includes adoptive relationships and any other relationships (whether or not recognized by law) that the CCO determines could lead to possible conflicts of interest, diversions of investment opportunity or appearances of impropriety that this Code is intended to prevent.

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

                                   EXHIBIT A
                           PRE-CLEARANCE REQUEST FORM
                          (PUBLICLY TRADED SECURITIES)

          The Pre-clearance form documents that the proposed transaction in a Covered security is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good until the end of trading on the second business day after the approval is granted.

1. Buy ______________________     Sell ____________      Short ____________

2. Security____________________________________________________

3. Common Stock________ Option________ Debt ________ Other______________

4. Symbol (if any)________________________

5. Number of Shares/Contracts/Principal_____________________

6. Brokerage Account Number_____________________ Brokerage Firm_________________

7. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Chiron policy or securities laws.

8. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days.

Employee___________________________________________ (PRINT NAME)

Signed________________________________________________
Date____________

          Approved:

Chief Compliance Officer: _____________________________     Date: ______________
CIO: __________________________________________________     Date: ______________

     To submit, scan a copy and email to Compliance@chironim.com.

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

                                   EXHIBIT B
         HEDGE FUND, LIMITED OFFERING & IPO PRE-CLEARANCE REQUEST FORM

Name of Issuer: _________________________________________

Type of Security: _______________________________________
(i.e. LP-Hedge Fund, Fixed Income, Derivative)

Public Offering Date: ___________________________________
                      (for proposed IPO investments only)

Buy/Subscribe ____________     Sell/Redeem ____________      Short ____________

2. Security Name____________________________________________________

3. Common Stock________    Option________    Debt ________    Other_____________

4. Symbol (if any)________________________

5. Number of Shares/Contracts/Principal/Units_____________________

6. Brokerage Account Number_____________________

7. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Chiron policy or securities laws.

8. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days.

     By signing below, I certify and acknowledge the following:

     1. I am not investing in this Hedge Fund, limited offering or IPO to profit improperly from my position at Chiron Investment Management ("Chiron");

     2. I am not participating in or sitting on any investment committees related to this investment;

     3. The investment opportunity did not arise by virtue of my activities on behalf of Chiron client; and

     4.   I will not receive position level material non-public information.

     Furthermore, by signing below, I certify that I have read Chiron Compliance Manual and Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand that Chiron reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the Chief Compliance Officer, as required.

Date: _________________________________      Signature: ________________________

                                             Print Name: _______________________

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

     To submit, scan a copy and email to Compliance@chironim.com.

     Approved:

Chief Compliance Officer: _____________________________    Date: _______________
Chief Investment Officer: _____________________________    Date: _______________


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

                                  EXHIBIT B-1
          PRIVATE PLACEMENT INVESTMENT ("PPI") CLEARANCE REQUEST FORM

--------------------------------------------------------------------------------------------------------------
Submission Type:                                               [] New PPI Not Previously Reported
                                                               [] Resubmission of Previously Reported PPI
--------------------------------------------------------------------------------------------------------------
Name of the Private Security:
--------------------------------------------------------------------------------------------------------------
Business Address of the PPI:
Please include street city, state zip
--------------------------------------------------------------------------------------------------------------
Website address of the PPI:
If none enter "none"
--------------------------------------------------------------------------------------------------------------
Please provide a general description of the
nature of the security.
--------------------------------------------------------------------------------------------------------------
                                                               [] No
Will this security be offered to others?                       [] Yes (please explain):
--------------------------------------------------------------------------------------------------------------
Please provide documents that describe the entity
and your role, if available.
--------------------------------------------------------------------------------------------------------------
What is your position/title/relationship with this
investment?
--------------------------------------------------------------------------------------------------------------
Briefly describe your duties related to this
investment.
--------------------------------------------------------------------------------------------------------------
Will you sell or promote any product or service or             [] No
recruit others in any capacity for this
Investment?                                                    [] Yes
--------------------------------------------------------------------------------------------------------------
What Is the anticipated start-date of this
investment/relationship?
--------------------------------------------------------------------------------------------------------------
Will you be compensated, or do you expect to                   [] No
receive compensation for this
investment/relationship?                                       [] Yes

Compensation can refer to any salary, discount,
concession, fee, commission, loan, bonus, gratuity,
merchandise, gift or prize, event ticket and
reimbursement for travel, meals or lodging
--------------------------------------------------------------------------------------------------------------
Will you have any discretionary authority over                 [] No
bank accounts or Investment accounts related
to this investment or for the accounts of others?              [] Yes
--------------------------------------------------------------------------------------------------------------
For this activity, will you be compensated                     [] No
with stock or be given beneficial Interest in any
brokerage account?                                             [] Yes
--------------------------------------------------------------------------------------------------------------

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

                           AFFIRMATION AND SIGNATURE

I hereby certify that all of the information provided is true and correct to the best of my knowledge.

_______________________________________               __________________________
Employee Signature                                    Date

_______________________________________
Employee Print Name

Approved:

Chief Compliance Officer: __________________________________   Date: ___________

CIO: _______________________________________________________   Date: ___________

To submit, scan a copy and email to Compliance@chironim.com.

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Code of Ethics                                              Amended January 2017
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

                                   EXHIBIT C
               QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Statement to Chiron by: (NAME) _________________________________________________
For the Calendar quarter ended _________________________________________________
                                          (Enter quarter end date)

          SINCE THE PRIOR ANNUAL OR QUARTERLY REPORT, THE FOLLOWING ACCOUNTS ON ATTACHMENT 1 TO EXHIBIT C HAVE REMAINED ACTIVE OR HAVE BEEN OPENED.

          I further certify that the accounts listed in Attachment 1 to Exhibit C are all of the Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

     As of the date appearing above, Attachment 2 reflects each and every transaction in a Covered Security in which I have a direct or indirect "Beneficial Ownership" interest (3) (COVERED SECURITIES generally include any security OTHER THAN bank certificates of deposit, open-end mutual fund shares, other than those which are advised or sub-advised by Chiron, and U.S. Government obligations).

          ATTACHMENT 2 TO EXHIBIT C LISTS ALL COVERED SECURITIES TRANSACTIONS IN WHICH THE EMPLOYEE HAS TRADED BENEFICIAL OWNERSHIP INTEREST DURING THE CALENDAR QUARTER SPECIFIED ABOVE.

If no transactions in Covered Securities occurred during the calendar quarter specified above, please note "NONE" here:__________________________________________________________________________

          I further certify that all information provided in Attachment 1 and Attachment 2 to Exhibit C in connection with my Securities Accounts and Covered Securities is true, correct and complete, as of the calendar quarter specified above.

Date of Submission: ___________________________________

Employee Signature: ___________________________________




----------
(3) Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. As well, you should include any account for any person for whom you provide material support. Please see Appendix A for more information.

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

          Note: For EVERY account in which there was trading activity during the previous quarter, Employees must EITHER: (i) attach brokerage statements or a print out of transaction activity from the broker's web site for every account in which there was trading activity; (ii) provide all trade information in the Attachment 1 to Exhibit C; or (iii) direct their brokers to mail statements directly to the following address:

                          CHIRON INVESTMENT MANAGEMENT
                        Attn: Chief Compliance Officer,
                          11551 Ash Street, Suite 200
                             Leawood, Kansas 66211
                            Compliance@chironim.com

          Employees who indicate that there was no activity during the quarter are not required to attach or include brokerage statements. It is the Employee's sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities activity.

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

                                   EXHIBIT D
      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Chiron by (NAME) __________________________________________________
                                                   Please Print

1. Initial Report Date: ____________________________ (Initial Report) OR:


2. Annual Report Date: as of December 31, 20[ ]

     As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect "Beneficial Ownership" interest (4)(COVERED SECURITIES generally includes any security other THAN BANK certificates of deposit, open-end mutual fund shares other than mutual funds which are advised or sub-advised by Adviser and U.S. Government obligations).

          ATTACHMENT 1 TO EXHIBIT D list all the accounts with any broker, dealer or bank that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit ("Securities Account") as of the date appearing above.

          I certify that the accounts listed in Attachment 1 to Exhibit D are ALL OF THE Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.

          I further certify that the securities listed on ATTACHMENT 2 TO EXHIBIT D are the ONLY Covered Securities in which I have a direct or indirect Beneficial Ownership interest.

          This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control, including Discretionary Accounts. If you have one (1) or more discretionary accounts, please see Exhibit E.

          I certify that I have received, read, understand and will abide by Chiron's Code of Ethics.

EMPLOYEE SIGNATURE: ______________________________________

DATE:_________________________

     To submit, scan a copy and email to Compliance@chironim.com.



----------
     (4) Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. As well, you should include any account for any person for whom you provide material support. Please see Appendix A for more information.

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

                                   EXHIBIT E
                             DISCRETIONARY ACCOUNTS

Name of Account(s):

Account Number(s):

Name and Address of Entity granted Discretionary Authority:

Date of Agreement:

Custodian:

          I hereby certify that I have no investment discretion regarding the above-listed account(s). I certify that I have, via a written contract, directed all investment decisions regarding the above-listed account(s) to an independent third-party, as identified above.

          I agree to provide to Chiron's CCO updated information regarding the account(s), including any new Discretionary Accounts, within ten (10) days of such changes. I agree to provide any information requested by Chiron's CCO, including, but not limited to, account statements, specific trade information and agreements granting discretionary authority.

Name:____________________________________

Date:_____________________________________

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Code of Ethics                                              Amended January 2017
Not for Public Distribution                                        Page 26 of 26